Exhibit 10.2

EXECUTION VERSION

WARRANT ASSUMPTION AGREEMENT

This Warrant Assumption Agreement (this “Warrant Assumption Agreement”) is entered into as of November 18, 2021, by and among Virtuoso Acquisition Corp., a Delaware corporation (“VOSO”), Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and Continental Stock Transfer & Trust Company, a New York Limited Purpose Trust Company (the “Warrant Agent”).

WHEREAS, VOSO and the Warrant Agent are parties to that certain Warrant Agreement dated as of January 21, 2021 (the “Warrant Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below));

WHEREAS, pursuant to (a) the Agreement and Plan of Merger, dated as of May 28, 2021 (the “Business Combination Agreement”), by and among VOSO, the Company, Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), and (b) the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into VOSO, with VOSO being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company (the “Merger”, and together with the transactions contemplated by the Business Combination Agreement and the other related agreements entered into in connection therewith, the “Transactions”); (ii) all Wejo shares will be purchased by the Company in exchange for Common Shares of the Company, par value $0.001 (the “Company Common Shares”); and (iii) the Company contributes all of its VOSO and Wejo shares to Limited in exchange for Limited equity interests.

WHEREAS, pursuant to the terms and conditions of each of the Warrant Agreement and the Business Combination Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of Public Warrants, each Public Warrant that is outstanding immediately prior to the Effective Time shall be assumed by the Company and will automatically and irrevocably be modified to provide that such Public Warrant shall no longer entitle the holder thereof to purchase the amount of share(s) of VOSO Common Stock set forth therein and in substitution thereof such Public Warrant shall entitle the holder thereof to acquire such number of Company Common Shares per Public Warrant, subject to adjustments as provided in the Warrant Agreement, that such holder would have received pursuant to the terms and conditions of the Warrant Agreement if such holder had exercised his, her or its Public Warrants immediately prior to the Transactions; and

WHEREAS, as a result of this Warrant Assumption Agreement, each Public Warrant will be exchanged for a warrant to purchase Company Common Shares pursuant to the terms and conditions of the Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VOSO, the Company and the Warrant Agent hereby agree as follows:

1.     Assignment and Assumption.

(a)    Upon and subject to the occurrence of the Effective Time, VOSO hereby assigns, and the Company hereby assumes, the rights and obligations of VOSO under the Warrant Agreement and the Public Warrants, including the obligation to issue Company Common Shares upon the exercise of the Public Warrants, and the Company hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of VOSO under the Warrant Agreement and the Public Warrants. As a result of the preceding sentence, upon and subject to the occurrence of the Effective Time, each Public Warrant will be exchanged for a warrant to purchase Company Common Shares pursuant to the terms and conditions of the Warrant Agreement.

(b)    The Company acknowledges and agrees that, subject to the terms of the Warrant Agreement, the Public Warrants and this Warrant Assumption Agreement, the Warrant Agreement and the Public Warrants shall continue in full force and effect and that all of VOSO’s obligations thereunder shall be valid and enforceable as against the Company upon consummation of the Merger and shall not be impaired or limited by the execution or effectiveness of this Warrant Assumption Agreement.

(c)   Notwithstanding anything to the contrary herein or in the Warrant Agreement, if any Warrant shall remain unexercised immediately before the conclusion of the Exercise Period specified in the Warrant Agreement (including any extension of such Exercise Period), such Warrant shall, automatically and without the necessity of any action on the part of any person, be transferred to Limited and thereupon exercised by Limited on a “cashless basis” by exchanging such Warrant for Company Common Shares in accordance with Sections 7.4 and 3.1 of the Warrant Agreement.

(d)    This Warrant Assumption Agreement is being executed and delivered pursuant and subject to the Warrant Agreement. Nothing in this Warrant Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrant Agreement or any other document or instrument delivered pursuant to or in connection with it.

(e)    The choice of law and jurisdiction provisions set forth in the Warrant Agreement and this Warrant Assumption Agreement shall continue to govern the rights and obligations of the Parties to the Warrant Agreement and this Warrant Assumption Agreement in all respects. The Company hereby waives any objection to the jurisdiction provision governing the terms of the Warrant Agreement and this Warrant Assumption Agreement.

2.     Miscellaneous.

(a)    Governing Law and Jurisdiction. The validity, interpretation, and performance of this Warrant Assumption Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Assumption Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to Appleby Global Corporate Services (Bermuda) Limited at the address set forth below:

Wejo Group Limited

Canon’s Court

22 Victoria Street

Hamilton HM12, Bermuda

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with a copy to:

c/o Wejo Limited

ABC Building
21-23 Quay Street
Manchester M3 4AE
Attn: Mina Bhama
E-mail: Mina.Bhama@wejo.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:  Jackie Cohen; James Harvey

E-mail: Jackie.Cohen@weil.com; James.Harvey@weil.com

or to such other address or addresses as the parties may from time to time designate in writing. The Company herewith irrevocably appoints Appleby Global Corporate Services (Bermuda) Limited as its agent for service of process in relation to this Warrant Assumption Agreement or the Warrant Agreement.

(b)   Binding Effect. This Warrant Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

(c)   Entire Agreement. This Warrant Assumption Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Warrant Assumption Agreement, provisions of the Warrant Agreement which are not inconsistent with this Warrant Assumption Agreement shall remain in full force and effect. This Warrant Assumption Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d)   Severability. This Warrant Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e)   Amendment. This Warrant Assumption Agreement may not be amended, except by an instrument in writing signed by each party hereto.

(f)    Termination. If the Merger Agreement is terminated in accordance with its terms before the Effective Time, this Warrant Assumption Agreement shall immediately terminate and cease to have any force or effect, without any liability on the part of any party hereto, as if this Warrant Assumption Agreement had not been executed and delivered.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

WEJO GROUP LIMITED

By:	/s/ John Maxwell
Name:	John Maxwell
Title:	Director

VIRTUOSO ACQUISITION CORP.

By:	/s/ Jeffrey Warshaw
Name:	Jeffrey Warshaw
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Vice President of Account Administration

[Signature Page to Warrant Assumption Agreement]